     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1996

                                                     REGISTRATION NO.
          POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-52639*
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 2
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                 NORTH CAROLINA                                    56-0556998
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                  organization)

                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MARTIN C. RUEGSEGGER
                        CORPORATE COUNSEL AND SECRETARY
                       PIEDMONT NATURAL GAS COMPANY, INC.
                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                           ------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                             PROPOSED        PROPOSED
        TITLE OF EACH CLASS                  AMOUNT           MAXIMUM        MAXIMUM        AMOUNT OF
           OF SECURITIES                      TO BE       OFFERING PRICE    AGGREGATE     REGISTRATION
          TO BE REGISTERED                 REGISTERED        PER SHARE    OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------------
Common Stock, no par value per
  share.............................        2,000,000           **              **           $15,690
========================================================================================================

 * Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement also relates to the registrant's Registration Statement No. 33-52639, as amended by Post-Effective Amendment No. 1, and as of March 20, 1996, 157,503 shares of the registrant's Common Stock remain for sale thereunder. This registration statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement."
** The shares are to be offered at prices not presently determinable. The fee is calculated upon the basis of the closing sales price on the New York Stock Exchange on March 18, 1996, pursuant to Rule 457(c). The closing sales price on such date was $22.75.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-3

                  FORM S-3 ITEM NUMBER                    PROSPECTUS CAPTION OR LOCATION
       -------------------------------------------  -------------------------------------------
 1.    Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus...  Cover
 2.    Inside Front Cover and Outside Back Cover
         Pages of Prospectus......................  Cover; Available Information; Incorporation
                                                    of Certain Documents by Reference
 3.    Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges.............  Available Information; The Company
 4.    Use of Proceeds............................  Use of Proceeds
 5.    Determination of Offering Price............  Not Applicable
 6.    Dilution...................................  Not Applicable
 7.    Selling Security Holders...................  Not Applicable
 8.    Plan of Distribution.......................  Cover; Description of the Plan
 9.    Description of Securities to be
         Registered...............................  Cover; Description of Common Stock
10.    Interests of Named Experts and Counsel.....  Legal Opinions
11.    Material Changes...........................  Not Applicable
12.    Incorporation of Certain Information by
         Reference................................  Incorporation of Certain Documents by
                                                      Reference
13.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................  Indemnification

PROSPECTUS

                       PIEDMONT NATURAL GAS COMPANY, INC.

                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)
                    OFFERED AS SET FORTH HEREIN PURSUANT TO

                       PIEDMONT NATURAL GAS COMPANY, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ---------------------

     Piedmont Natural Gas Company, Inc. (the "Company"), hereby offers to potential investors the opportunity to purchase shares of common stock, no par value per share (the "Common Stock"), under the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Furthermore, holders of Common Stock are offered the opportunity to purchase additional shares of Common Stock under the Plan by having such cash dividends as are declared and paid automatically reinvested or, in lieu thereof or in addition thereto, by making cash payments. No brokerage commission, fees or service charges are paid by initial investors of the Company's Common Stock (the "Initial Investors") or participants in the Plan (the "Participants") in connection with purchases of shares of Common Stock for their accounts under the Plan.

     Initial Investors may purchase shares of Common Stock by making cash payments of not less than $250 or more than $3,000. Participants may purchase additional shares of Common Stock by (i) having all or part of the cash dividends on their shares of Common Stock automatically reinvested, or (ii) by receiving directly, as usual, their cash dividends, if and when declared, on shares of Common Stock registered in their names and investing in the Plan by making cash payments of not less than $25 per payment or more than $3,000 per month ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments.

     The price per share acquired under the Plan with reinvested dividends is 95% of the mean of the high and low sales prices of the Common Stock reflected in the New York Stock Exchange Composite Transactions (the "NYSE Composite Transactions") on the pertinent dividend payment date. The price per share acquired under the Plan by Initial Investors and Participants with optional cash payments is 100% of the mean of the high and low sales prices in the NYSE Composite Transactions on the monthly Investment Date. These prices will be determined on the Investment Date as subsequently reported in the Wall Street Journal. Both the dividend payment date and the monthly investment date are referred to herein as the "Investment Date."

     Initial Investors or current shareholders who do not presently participate in the Plan may become Participants by completing an Authorization Card and returning it to Wachovia Bank of North Carolina, N.A. (the "Bank"). SHAREHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN NEED DO NOTHING AND WILL CONTINUE TO RECEIVE THEIR CASH DIVIDENDS, IF AND WHEN DECLARED, AS USUAL. SHAREHOLDERS WHO PRESENTLY PARTICIPATE IN THE PLAN DO NOT NEED TO TAKE ANY FURTHER ACTION TO CONTINUE PARTICIPATION IN THE PLAN.

     ADDITIONAL LEGAL REQUIREMENTS MAY BE NECESSARY FOR PERSONS IN CERTAIN STATES PRIOR TO ENROLLMENT IN THE PLAN. THE REQUIREMENTS MAY PROHIBIT PARTICIPATION BY RESIDENTS OF SUCH STATES.
                            ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            ---------------------

                 The date of this Prospectus is April 10, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the New York Stock Exchange (the "NYSE"), and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 of which this Prospectus is a part, or exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). Any person to whom a copy of this Prospectus is delivered, upon written or oral request, may obtain without charge a copy of all information incorporated by reference in the Registration Statement (other than Exhibits thereto unless such Exhibits are specifically incorporated by reference into the information the Registration Statement incorporates) by contacting the Company's offices located at 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Corporate Counsel and Secretary (704-364-3120).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and information, previously filed by the Company with the Commission pursuant to the 1933 Act or the 1934 Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     1. The Annual Report of the Company on Form 10-K for the year ended October 31, 1995, filed pursuant to Section 13 of the 1934 Act;

     2. The Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 1996.

     All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                  THE COMPANY

     The Company is an energy and services company primarily engaged in the transportation and sale of natural gas and the sale of propane to over 588,500 residential, commercial and industrial natural gas and propane customers in North Carolina, South Carolina and Tennessee. The Company's principal executive offices are maintained at 1915 Rexford Road, Post Office Box 33068, Charlotte, North Carolina 28233; telephone number 704-364-3120.

     The Company's utility operations serve over 540,000 natural gas customers. The Company and its non-utility subsidiaries and divisions are also engaged in acquiring, marketing and arranging for the transportation of natural gas to large volume purchasers, in retailing residential and commercial gas appliances and in the sale of propane and propane appliances to over 48,500 customers in the Company's three-state service area.

     In the Carolinas, the service area is comprised of numerous cities, towns and communities including Anderson, Greenville and Spartanburg in South Carolina and Charlotte, Salisbury, Greensboro, Winston-Salem, High Point, Burlington and the Hickory area in North Carolina. In Tennessee, the service area is the Nashville metropolitan area, including portions of eight adjoining counties. The Company's propane market is in and adjacent to its natural gas markets in all three states. The Company is principally engaged in the gas distribution industry and has no other reportable industry segments.

     The Company's utility operations are subject to regulation by the North Carolina Utilities Commission and the Tennessee Public Service Commission as to the issuance of securities, and by those commissions and by the Public Service Commission of South Carolina as to rates, service area, adequacy of service, safety standards, extensions and abandonment of facilities, accounting and depreciation. The Company is also subject to or affected by various federal regulations.

                            DESCRIPTION OF THE PLAN

     The Plan provides Initial Investors with the opportunity to purchase shares of Common Stock and allows existing shareholders a convenient method to purchase additional shares of Common Stock through automatic reinvestment of cash dividends, optional cash payments or both. There are no brokerage commissions or service charges on any purchases of shares made through the Plan.

     Initial Investors who are not currently shareholders, but who wish to purchase shares of Common Stock under the Plan, may become Participants by completing an Authorization Card and returning it to the Company or the Bank in the manner set forth in the answer to Question 5. Shareholders who do not presently participate in the Plan may become Participants by completing an Authorization Card and returning it to the Bank in the manner set forth in the answer to Question 5. SHAREHOLDERS WHO PRESENTLY PARTICIPATE IN THE PLAN AND WISH TO CONTINUE SUCH PARTICIPATION DO NOT NEED TO COMPLETE AN AUTHORIZATION CARD OR TAKE ANY OTHER ACTION. SHAREHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN NEED DO NOTHING AND WILL CONTINUE TO RECEIVE CASH DIVIDENDS, IF AND WHEN DECLARED, AS USUAL.

     The following questions and answers generally describe the provisions of the Plan.

PURPOSE

  1. What is the purpose of the Plan?

     The purpose of the Plan is to allow existing shareholders and investors an easy and convenient method of acquiring shares of Common Stock. Investors can purchase Common Stock without payment of any brokerage commissions, fees or service charges. In addition, existing shareholders can purchase additional shares of stock by investing cash dividends and by making optional cash payments without payment of any brokerage commissions, fees or service charges. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own can have their cash dividends reinvested at a discounted purchase price by requesting their nominees or other holders of record to participate in the Plan on their behalf. Purchases of shares of Common Stock either initially or with optional cash payments are not on a discounted basis. (See Question 14.) Since the shares of Common Stock purchased under the Plan are acquired from the Company, the Company receives additional funds for its continuing construction program and for general corporate purposes.

ADVANTAGES

  2. What are the advantages of the Plan?

     Initial Investors can purchase shares of Common Stock by making a cash payment of not less than $250 or more than $3,000. Existing shareholders may purchase additional shares of Common Stock by (i) having all or part of the cash dividends on their shares of Common Stock automatically reinvested, or (ii) by receiving directly, as usual, their cash dividends, if and when declared, on shares of Common Stock registered in their names and investing in the Plan by making cash payments of not less than $25 per payment or more than $3,000 per month ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments. Shares purchased with reinvested cash dividends are purchased at a discount. (See Question 14.)

     No brokerage commissions, fees or service charges are paid by an Initial Investor or a Participant in connection with the purchase of shares of Common Stock under the Plan. The Bank, the administering agent of the Plan, assures safekeeping of shares of Common Stock credited to a Plan account and provides regular statements of such account. Therefore, shareholders avoid the cumbersome safekeeping of certificates of shares of Common Stock credited to their Plan accounts.

ADMINISTRATION

  3. Who administers the Plan for Participants?

     The Bank has been designated by the Company as its agent to administer the Plan, maintain records, send regular statements of account to Participants and to Initial Investors and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by the Bank as agent for Participants and registered in the name of the Bank or its nominee. If a Participant desires to hold his or her shares personally, upon request, the Bank will issue a stock certificate in the name of the shareholder(s). The Bank also serves as Transfer Agent for the Common Stock.

     All communications regarding the Plan should be sent to the Bank addressed as follows:

                            Wachovia Bank of North Carolina, N.A.
                            Corporate Trust Department
                            Dividend Reinvestment Section
                            Post Office Box 3001
                            Winston-Salem, North Carolina 27102

     Initial Investors or existing shareholders should mention the Company in their correspondence and, if applicable, furnish Plan account numbers. Inquiries may be made to the Bank by telephone at 1-800-633-4236.

PARTICIPATION

  4. Who is eligible to participate?

     All individuals, corporations, partnerships, other business associations and holders of record of shares of Common Stock are eligible to participate in the Plan, provided participation is not prohibited by any laws or regulations. In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker or a bank nominee) must become holders of record by having all or a portion of those shares transferred into their names. Or, they can request such nominees or other holders of record to participate in the Plan on their behalf.

  5. How does an Initial Investor or eligible shareholder become a Participant?

     An Initial Investor or an eligible shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Bank. An Authorization Card may be obtained by contacting the Bank or by contacting the Company as follows:

                            Piedmont Natural Gas Company, Inc.
                            Attention: Corporate Counsel and Secretary
                            Post Office Box 33068
                            Charlotte, North Carolina 28233
                            Telephone: 1-800-532-0462 (within North Carolina)
                                       1-800-438-8410 (all other states)

  6. When do investments begin through the Plan?

     Dividend payment dates ordinarily occur on or about the 15th day of January, April, July and October. The record date for determining shareholders who are eligible to receive dividends normally precedes the dividend payment date by about three weeks.

     If an Authorization Card specifying reinvestment of dividends is received by the Bank at least five business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the Authorization Card is received after that date, reinvestment of dividends through the Plan begins with the dividend payment following the next record date.

     Initial investments and optional cash payments by Participants are invested as specified in Question 12.

  7. What does the Authorization Card provide?

     The Authorization Card provides for the purchase of shares of Common Stock through the following options:

          (a) Full Dividend Reinvestment. If the "Full Dividend Reinvestment" box is checked, the Bank will apply all of a Participant's cash dividends on shares of Common Stock registered in the Participant's name, as well as on all shares of Common Stock credited to the Participant's Plan account, to the purchase of additional shares of Common Stock.

          (b) Partial Dividend Reinvestment. If the "Partial Dividend Reinvestment" box is checked, the Bank will reinvest dividends on the number of shares indicated by the Participant, as well as dividends on all shares of Common Stock credited to the Participant's Plan account, and will pay any remaining dividends in the usual manner.

          (c) Cash Payments Only. If the "Cash Payments Only" box is checked, the Bank will apply any optional cash payments and any dividends on shares credited to the Participant's Plan account to the purchase of additional shares of Common Stock. Cash dividends on shares of Common Stock registered in the Participant's name other than in his or her Plan account will be paid to the Participant in the usual manner.

          (d) Initial Purchases. If the "Initial Purchases" box is checked, the Bank will apply any cash payments to the purchase of shares of Common Stock.

     If a participant does not check any box on the Authorization Card, then full dividend reinvestment will be assumed.

  8. May a Participant reinvest dividends on less than all shares registered in his or her name?

     Except with respect to dividends on shares of Common Stock in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest all or part of the dividends on shares of Common Stock registered in his or her name by designating his or her intentions on the Authorization Card.

  9. May a Participant change the method of participation?

     At any time, a Participant may change his or her investment option by completing a new Authorization Card and returning it to the Bank. If the Participant elects to participate through the full or partial dividend reinvestment feature but later decides to change the number of shares on which cash dividends are being reinvested or to participate through the optional cash payments feature only, an Authorization Card indicating the change must be received by the Bank at least five business days before the record date of a dividend payment. Otherwise, such change will not be effective until the dividend payment following the next record date.

     An Authorization Card may be obtained by contacting the Company or the Bank.

COSTS

  10. Are there any expenses to Initial Investors or Participants in connection with the Plan?

     There are no brokerage commissions, fees or service charges to Initial Investors or Participants for purchases under the Plan. All costs of administration of the Plan are paid by the Company. (See Question 24 and Question 25 for a discussion of payment by Participants of brokerage costs and transfer taxes associated with termination of participation and sale of shares under the Plan.)

INITIAL PURCHASES

  11. How are initial purchases made?

     Initial purchases by non-shareholders of shares of Common Stock may be made by check or money order in an amount not less than $250 or more than $3,000. Any excess tendered amount will be returned to the sender. Initial purchase payments must be received by the Bank at least five business days prior to an Investment Date in order to be invested on that date. (See Question 14.) Initial purchase payments received by the Bank less than five business days before an Investment Date will be held until the following Investment Date. No interest is paid on initial purchase payments pending investment. An Initial Investor may obtain the return of any initial purchase payment by written request received by the Bank at least 48 hours before the next Investment Date.

OPTIONAL CASH PAYMENTS

  12. How are optional cash payments made?

     Optional cash payments may be made by check or money order, or by automatic bank draft. A shareholder may make an initial optional cash payment when enrolling in the Plan by enclosing a check (made payable to Wachovia Bank of North Carolina, N.A.) with the Authorization Card. Thereafter, optional cash payments may be made through the use of cash payment forms sent to Participants as part of their account statements. A Participant may also authorize the Bank to automatically draft his or her checking, savings or other account in any financial institution which participates in the Automated Clearing House system. Draft Authorization Cards and additional information may be obtained from the Bank.

     Optional cash payments which are made by check or money order need not be in the same amount each time and there is no obligation to make an optional cash payment each month. However, should the Participant elect to make optional cash payments through automatic bank draft, the draft must be in the same amount each month. Such draft will continue until the Participant notifies the Bank in writing that he or she wishes to change the amount automatically drafted or terminate the automatic bank draft.

     Optional cash payments must be received by the Bank at least five business days prior to an Investment Date in order to be invested on that date. (See Question 14.) Optional cash payments received by the Bank less than five business days before an Investment Date will be held until the following Investment Date. No interest is paid on optional cash payments pending investment. A Participant may obtain the return of any optional cash payment by written request received by the Bank at least 48 hours before the next Investment Date.

  13. What are the limitations on making optional cash payments?

     Optional cash payments may be not less than $25 per payment or more than $3,000 per month. The Company reserves the right to direct the Bank to refuse any optional cash payments which in the aggregate exceed $3,000 per month with respect to the aggregate of all of a Participant's Plan accounts. In such event, the excess tendered amount of optional cash payments will be returned to the Participant.

PURCHASES

  14. When are shares of Common Stock purchased through the Plan?

     The Investment Dates are the dividend payment dates in January, April, July and October, which ordinarily occur on or about the 15th day of these months, and on or about the 15th day of all other months, unless such date is not a business day, in which case the Investment Date would fall on the immediately preceding business day.

     Purchases of shares made with initial purchase payments or with optional cash payments are made monthly on each Investment Date. Purchases of shares with reinvested dividends are made quarterly on the Investment Dates in January, April, July and October.

     A Participant becomes the owner of the shares purchased under the Plan on the Investment Date. However, for federal income tax purposes, the holding period for such shares commences on the following day.

  15. What is the price of shares of Common Stock purchased under the Plan?

     The price of shares of Common Stock purchased under the Plan with reinvested cash dividends is 95% of the mean of the high and low sales prices for such shares in the NYSE Composite Transactions on the Investment Date, or the most recent preceding day if the NYSE is closed on that Investment Date (the "Reference Price"). The price of shares of Common Stock purchased under the Plan through initial payments or with optional cash payments is 100% of the Reference Price. These prices will be determined as subsequently reported in the Wall Street Journal.

  16. How many shares of Common Stock are purchased for Participants?

     The number of shares purchased for a Participant's account depends on the amount of the Participant's dividends being reinvested, the amount of initial purchase payments, or the amount of any optional cash payments and the applicable Reference Price. Each Plan account is credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested on the Investment Date divided by (i) 95% of the applicable Reference Price with regard to shares purchased with reinvested dividends and (ii) 100% of the applicable Reference Price with regard to shares purchased with initial purchase payments or optional cash payments. THERE IS NO PROVISION IN THE PLAN FOR PARTICIPANTS OR INITIAL INVESTORS TO PURCHASE A SPECIFIC NUMBER OF SHARES.

REPORTS TO PARTICIPANTS

  17. What kind of reports are sent to Participants?

     Shareholders who participate in the Plan through the reinvestment of dividends are sent a quarterly statement of their accounts. Initial Investors and shareholders who participate through the investment of optional cash payments are sent a monthly statement for any month in which a cash payment is made. These statements of account show any cash dividends reinvested and any cash payments received, the number of shares purchased, the purchase price for the shares and the mean of the high and low sales prices on the Investment Date, the number of Plan shares held for the Participant by the Bank, the number of shares registered in the name of the Participant reinvesting dividends, and an accumulation of the transactions for the current calendar year to date. Quarterly and monthly statements are mailed as soon as practicable after each Investment Date. These statements are a Participant's continuing record of the cost of purchases of shares of Common Stock under the Plan, and the last cumulative statement of the year should be retained for income tax purposes.

     In addition, each Participant receives copies of all communications sent to the Company's shareholders, including annual reports, notices of annual meetings and proxy statements and income tax information for reporting distributions (including dividends) paid by the Company.

ISSUANCE OF CERTIFICATES

  18. Are certificates issued for shares of Common Stock purchased under the Plan?

     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan are not issued to the Participant. However, certificates for any number of whole shares credited to a Participant's account will be issued in the Participant's name without charge upon written request of the Participant; provided, however, that any request received from reinvestment Participants between a dividend record date and the Investment Date for that dividend will not be effective until after the dividend is reinvested under the Plan.

     Certificates representing fractional share interests will not be issued under any circumstances. (See Question 25 concerning payments for fractional share interests.)

     A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, does not constitute a termination of participation in the Plan by the Participant. Termination may be effected only through the delivery to the Bank of a notice of termination. (See Question 25.)

  19. In whose name are certificates issued?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of Participants are issued in the same names.

DIVIDENDS ON FRACTIONS OF SHARES

  20. Are Participants' Plan accounts credited with dividends on fractions of shares?

     Participants are credited with the amount of dividends attributable to fractions of shares in their Plan accounts. These dividends are reinvested automatically.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

  21. How may shares be withdrawn from the Plan?

     A Participant may withdraw Plan shares credited to his or her account by notifying the Bank in writing specifying the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in the name of the Participant. Certificates representing fractional share interests will not be issued under any circumstances.

  22. Will dividends on shares withdrawn from the Plan continue to be reinvested?

     If a Participant has authorized reinvestment of dividends on all shares registered in the Participant's name, cash dividends with respect to shares withdrawn from the Participant's account continue to be reinvested. If, however, dividends with respect to only part of the shares registered in a Participant's name are being reinvested, the Bank continues to reinvest dividends on only the number of shares specified by the Participant on the Authorization Card unless a new Authorization Card specifying a different number of shares is received by the Bank.

  23. Will dividends on a Participant's Plan shares continue to be reinvested if the Participant sells or transfers the Common Stock registered in his or her name?

     Even if a Participant sells or transfers all of the shares of Common Stock registered in his or her name, the Bank continues to reinvest dividends on the Plan shares until a written request for withdrawal from the Plan is received from the Participant.

TERMINATION OF PARTICIPATION

  24. How does a Participant terminate participation in the Plan?

     A Participant may terminate participation in the Plan at any time by notifying the Bank in writing. A Participant's notice of termination takes effect when such notice is received by the Bank; provided, however, for a Participant reinvesting dividends, if the notice of termination is received by the Bank on or after the fifth business day preceding a dividend record date, that cash dividend will be reinvested for the Participant's account. The account then will be terminated and all subsequent dividends will be paid to the Participant.

     Any optional cash payment received before the Bank receives the notice of termination will be invested for the Participant's account unless the Participant specifically requests return of the payment prior to 48 hours before the next Investment Date.

  25. What happens when a Participant terminates participation in the Plan?

     When a Participant terminates participation in the Plan by providing the Bank with a written notice of termination, or upon termination of the Plan by the Company, certificates for whole shares credited to a Participant's account will be issued to the Participant and a cash payment will be made for any fractional share interests. However, in the Participant's notice of termination of participation, the Participant may direct the Bank to sell all full and fractional share interests held in the Participant's Plan account. Within ten business days or as soon as practicable after receipt of notice of termination, such sales will be made through an independent brokerage organization. Any brokerage fees, transfer and other taxes and other transaction expenses in connection with such sales will be paid by the terminating Participant. The proceeds of the sale, net of such expenses, will be sent to the Participant.

     Dividends paid after termination of participation in the Plan will be paid in cash directly to the former Participant. Former Participants may become Participants in the Plan again at any time by signing a new Authorization Card and returning it to the Bank.

SALE OF PLAN SHARES

  26. May a Participant's Plan shares be sold?

     A Participant may sell all or a part of shares of Common Stock held in the Plan in either of two ways. First, the Participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the Participant's choice. Alternatively, within ten days after receipt of written instructions, the Bank will sell any portion or all of the shares held by the Bank for the Participant. Such shares will be sold through independent securities brokers selected by the Bank in its sole discretion. The Participant will be charged a commission, transfer and other taxes and other transaction expenses, which amounts will be deducted from the cash proceeds paid to the Participant. Shares being sold for the Participant may be aggregated with those of other Plan Participants who have requested sales. In that case, the Participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, transfer and other taxes and other transaction expenses. A check representing the proceeds of the sale of shares will be forwarded to the Participant as soon as practicable after settlement of the sale.

RISK TO PARTICIPANTS

  27. Does participation in the Plan involve risk?

     The Plan itself creates no risk. The risk to Participants is the same as with any other investment in shares of Common Stock. Since purchase prices are established on the Investment Date, a Participant loses any advantage otherwise available from being able to select the timing of investments. Participants should recognize that neither the Company nor the Bank can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

STOCK DIVIDENDS OR STOCK SPLITS; RIGHTS OFFERING

  28. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

     Any stock dividend or split issued by the Company will be credited to Participants' Plan accounts based on the number of shares (including fractional share interests) held in such accounts on the record date for such stock dividend or split.

     In the event the Company makes available to shareholders rights to purchase additional shares of Common Stock or other securities, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights.

VOTING RIGHTS

  29. How are a Participant's shares voted at meetings of shareholders?

     A Participant receives a proxy indicating the total number of shares of Common Stock held, including shares of Common Stock registered in the Participant's name and shares of Common Stock credited to the Participant's Plan account.

     If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those shares registered in the Participant's name and those shares credited to the Participant's Plan account, will be voted as marked.

     If the proxy is returned properly signed but with no instructions as to the manner in which the Participant's shares are to be voted with respect to any item thereon, all of the Participant's shares, including shares registered in the Participant's name and shares credited to the Participant's Plan account, will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy is not returned or if it is returned unexecuted or improperly executed, the Participant's shares will be voted only if the Participant votes in person.

INCOME TAX CONSEQUENCES

  30. What are the federal income tax consequences of participation in the Plan?

     Participants are deemed to have received dividend income on the Investment Date to the extent that shares of Common Stock are purchased with reinvested dividends. Thus, the full amount of cash dividends reinvested under the Plan plus the 5% purchase discount represent dividend income to Participants.

     The basis of shares of Common Stock purchased under the Plan, either with reinvested cash dividends, initial payments or optional cash payments, is the mean of the high and low sales prices on the Investment Date. The holding period for such shares begins on the day after the Investment Date.

     Participants will not realize any taxable income when they receive certificates for Plan shares credited to their accounts, whether upon withdrawal from the Plan or otherwise. However, Participants should note that upon withdrawal they will receive cash payments for the fractional shares credited to their Plan accounts and may realize a gain or loss. The amount of such gain or loss will be the difference between the amount the Participant receives for the fractional shares and the Participant's tax basis for such shares.

     Under current federal tax laws, the Company may be required to withhold 31% (called "backup withholding") from the amount of dividends that would otherwise be reinvested under the Plan. This withholding is required if any Participant has failed to furnish a valid taxpayer identification number, failed to properly report interest or dividends or failed, when required, to certify that the Participant is not subject to such withholding. Should withholding be required as to any dividends to be reinvested under the Plan, the Bank will notify the Participant of such requirement when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be invested. The amount withheld will be reported to the Participant.

     THE PRECEDING SUMMARY IS BASED ON THE COMPANY'S INTERPRETATION OF CURRENT TAX LAWS, INCLUDING REGULATIONS ISSUED BY THE TREASURY DEPARTMENT. THE PRECEDING SUMMARY MAY BE RENDERED INACCURATE BY ANY FUTURE LEGISLATIVE AMENDMENT TO THE FEDERAL INCOME TAX LAWS OR ANY FUTURE INTERPRETATIONS OF SUCH LAWS BY THE TREASURY DEPARTMENT OR BY COURTS. SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN SHOULD BE DISCUSSED WITH THE PARTICIPANT'S TAX ADVISOR.

FOREIGN SHAREHOLDERS

  31. What provision is made for foreign shareholders?

     In the case of those foreign shareholders who are Participants and whose dividends are subject to United States income tax withholding laws, an amount equal to the dividends to be reinvested less the amount of tax required to be withheld is applied to the purchase of shares of Common Stock. The statements distributed by the Bank confirming purchases made for such foreign Participants indicate the amount of tax withheld. Initial cash payments and optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other Participants.

RESPONSIBILITIES OF THE COMPANY AND THE BANK

  32. What are the responsibilities of the Company and the Bank under the Plan?

     Neither the Company nor the Bank is liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Plan account upon such Participant's death prior to receipt of notice in writing of such death. Neither the Company nor the Bank has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

CUSTODY OF CERTIFICATES

  33. May other Common Stock certificates of the Company be deposited with the Bank under the Plan?

     A Participant may deposit any Common Stock certificates of the Company now or hereafter registered in his or her name for credit under the Plan. There is no charge for this service. Because the Participant bears the risk of loss in sending stock certificates to the Bank, it is recommended that certificates be sent by registered mail, return receipt requested, and properly insured. Written instructions must be provided to the Bank, directing that the shares be deposited to the Participant's Plan account. Whenever certificates are issued to a Participant, either upon request or upon termination of participation, new, differently numbered certificates will be issued.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

  34. May the Plan be suspended, modified or terminated?

     While the Plan is intended to continue indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. If the Plan is terminated, any uninvested optional cash payments will be returned to Participants, certificates for whole shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts. (See Question 25.)

     The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to Initial Investors or Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to Initial Investors or Participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden of expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner to the shareholder and any optional cash payments received from such shareholder will be returned to him or her.

     Any question of interpretation arising under the Plan will be determined by the Company and any such determination will be final.

                                USE OF PROCEEDS

     The proceeds from the sales of shares of Common Stock pursuant to the Plan are expected to be used for the purpose of financing the construction of additions to the Company's facilities and for general corporate purposes. The Company has no basis for estimating the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. The Company expects to continue to obtain a portion of its capital requirements through external sources with the type, amount and timing of any sales of securities to depend upon market conditions and other factors. The balance of such requirements is expected to be obtained from internally generated cash.

                          DESCRIPTION OF COMMON STOCK

     The information set forth below is qualified in its entirety by reference to the Articles of Incorporation of the Company which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Articles of Incorporation authorize 50,000,000 shares of Common Stock without par value and 175,000 shares of Preferred Stock without par value. The Board of Directors has authority to establish one or more series of Preferred Stock and has broad authority to fix and determine the designations, preferences, limitations and relative rights (including conversion rights) of each such series and to determine all variations between series. No shares of Preferred Stock are presently outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including election of directors. Under North Carolina law, the election of directors requires a plurality of the votes cast in such election. Shareholders do not have cumulative voting rights with respect to election of directors. The Articles of Incorporation requires the affirmative vote of a super majority of the outstanding shares of the Company's voting stock to approve certain transactions and to take certain other action. See "Special Charter Provisions Relating to Voting Rights" below.

     Subject to any preferences that may be applicable to any shares of Preferred Stock hereafter issued from time to time, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor. Some of the agreements under which the Company's long-term debt was issued contain provisions which restrict the amount of cash dividends that may be paid on Common Stock. Under the most restrictive of these provisions, all of the Company's retained earnings were free of such restrictions at January 31, 1996.

     The holders of Common Stock are entitled, after satisfaction of the preferential rights of Preferred Stock, to share pro rata in the net assets of the Company available for distribution to shareholders in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company. Holders of Common Stock have no preemptive rights to subscribe to any securities of the Company and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable.

SPECIAL CHARTER PROVISIONS RELATING TO VOTING RIGHTS

     The Articles of Incorporation and By-Laws contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. These provisions (1) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which serves for three years, with one class elected each year, (2) authorize the Board of Directors to fix the number of Directors and provide that the number may be changed only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) a majority of the entire Board of Directors, (3) with certain exceptions, require that nominations for Directors for election at a shareholders' meeting be made at least 60 days prior to the date fixed for the meeting, (4) permit the Board of Directors to fill vacancies in the Board of Directors, (5) provide that Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors, (6) provide that the By-Laws of the Company may be amended only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) by the Board of Directors, (7) provide that the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors is required to amend, alter, change or repeal Article 6 of the Company's Articles of Incorporation (relating to the classified Board of Directors) or to adopt provisions inconsistent therewith, and (8) provide that special meetings of shareholders may be called by the Directors or by the Company's Secretary upon the request of the holders of 80% of the outstanding shares entitled to vote in the election of Directors.

     The Company's Articles of Incorporation also contain certain provisions applicable to any "Business Combination," defined to include any merger, consolidation, lease, sale or disposition of assets or certain other business transactions by the Company or any subsidiary of the Company involving an "interested shareholder" (defined in the Articles of Incorporation as any person that is or has announced an intention to become the beneficial owner of ten percent or more of the Company's voting stock and certain defined affiliates) or an affiliate or associate of an interested shareholder and that, together with all such other arrangements, has an aggregate fair market value and/or involves aggregate commitments of $10,000,000 or more or more than five percent of the Company's total assets or shareholders' equity as reflected on the Company's most recent fiscal year-end consolidated balance sheet. The Articles of Incorporation require the affirmative vote of not less than 66 2/3% of the voting stock of the Company, voting together as a single class, excluding any voting stock held by an interested shareholder, with respect to all Business Combinations involving the interested shareholder unless (1) the transaction is approved by the Company's Board of Directors prior to the date on which directors not affiliated with the interested shareholder and who were directors prior to the time the interested shareholder acquired such status ("Continuing Directors") comprise less than a majority of the Board of Directors, and (2) if the Business Combination involves payment of consideration to shareholders, certain minimum price and disclosure requirements are satisfied as to all shareholders, and there has been no major change in the business or equity capital structure of the Company or any change or reduction in the payment of dividends since the date the interested shareholder acquired such status.

     To meet the minimum price criteria, the shareholders must receive consideration or retain value per share after the transaction which is not less than the highest price per share paid by the interested shareholder in the transaction or within two years preceding the announcement date of the transaction, or the fair market value per share of Common Stock on the date the transaction is announced or the date on which the interested shareholder acquired such status, whichever is higher. The minimum price provisions must be met with respect to every class or series of the Company's outstanding capital stock, whether or not the interested shareholder has previously acquired shares of any particular class or series.

     The Company's Articles of Incorporation require the same 66 2/3% shareholder approval to amend or repeal the foregoing provisions or to adopt any provision inconsistent with such provisions unless the change is proposed by the Board of Directors prior to the date on which Continuing Directors comprise less than a majority of the Board.

     North Carolina Anti-Takeover Statutes. The Company's Articles of Incorporation contain language to "opt out" of the provisions of two North Carolina anti-takeover statutes which, under the North Carolina Business Corporation Act, would otherwise apply to the Company. The first of these statutes, called the "North Carolina Shareholder Protection Act," requires that any business combination (as defined therein) between a corporation and any 20% shareholder be approved by 95% percent of the corporation's voting shares. Under the second statute, called the "North Carolina Control Share Acquisition Act," control shares of a corporation that are acquired in a "control share acquisition" (as defined in the statute) have no voting rights unless such rights are granted by resolution adopted by a majority of the corporation's shareholders, and in the event such voting rights were to be granted, all other shareholders would have the right to have their shares in the corporation redeemed at their fair value, subject to certain restrictions. Because application of these statutes to the Company would create material conflicts with its existing charter provisions regarding Business Combinations, the Company's charter includes provisions stating that neither of these statutes will apply to the Company.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina.

                                 LEGAL OPINIONS

     Certain legal matters with respect to the Plan and in connection with the issuance of Common Stock pursuant thereto have been passed upon for the Company by Martin C. Ruegsegger, 1915 Rexford Road, Charlotte, North Carolina 28211. Mr. Ruegsegger is Corporate Counsel and Secretary of the Company and is eligible to participate in the Plan. As of March 18, 1996, Mr. Ruegsegger beneficially owned 155 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

                                INDEMNIFICATION

     The General Statutes of North Carolina permit or require indemnification of directors and officers for expenses and liabilities under certain circumstances. The Company's Bylaws generally permit indemnification of directors and certain officers in accordance with state law. Directors and certain officers are indemnified by the Company against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers and if they are serving in a similar status with other entities at the request of the Company. The Company shall not indemnify a director or officer against liabilities or expenses if the director or officer did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFERING OF THOSE TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                             ---------------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    2
The Company.............................    3
Description of the Plan.................    3
  Purpose...............................    4
  Advantages............................    4
  Administration........................    4
  Participation.........................    5
  Costs.................................    7
  Initial Purchases.....................    7
  Optional Cash Payments................    7
  Purchases.............................    8
  Reports to Participants...............    8
  Issuance of Certificates..............    9
  Dividends on Fractions of Shares......    9
  Withdrawal of Shares in Plan
     Accounts...........................    9
  Termination of Participation..........   10
  Sale of Plan Shares...................   11
  Risk to Participants..................   11
  Stock Dividends or Stock Splits;
     Rights Offering....................   11
  Voting Rights.........................   11
  Income Tax Consequences...............   12
  Foreign Shareholders..................   12
  Responsibilities of the Company and
     the Bank...........................   13
  Custody of Certificates...............   13
  Suspension, Modification or
     Termination of the Plan............   13
Use of Proceeds.........................   14
Description of Common Stock.............   14
Legal Opinions..........................   16
Experts.................................   16
Indemnification.........................   17

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN




                                  COMMON STOCK
                             NO PAR VALUE PER SHARE




                           -------------------------
                                   PROSPECTUS
                           -------------------------




                          [PIEDMONT NATURAL GAS LOGO]




                                 April 10, 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered.

    Registration Fee.........................................................    $15,690
    Printing Costs...........................................................     10,000
    Legal Fees...............................................................     11,310
    Accounting Fees..........................................................      3,000
                                                                                 -------
         Total...............................................................    $40,000
                                                                                 =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Company's Articles of Incorporation and North Carolina corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933), to which they are made a party by reason of the fact that he or she is or was a director or officer of the Company.

     The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Articles of Incorporation.

     The following provisions of the North Carolina Business Corporation Act govern indemnification of officers and directors of the Company:

     SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS.

          (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

          (b) Definitions in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

             (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

             (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (4a) "Officer," "employee," or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

             (5) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

             (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     SECTION 55-8-51. AUTHORITY TO INDEMNIFY.

          (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

             (1) He conducted himself in good faith; and

             (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

             (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnify a director under this section:

             (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

             (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

          (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

     SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

          (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

          (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b) The determination shall be made:

             (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
          (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

     SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND
AGENTS.  Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

          (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
     corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaws provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

     SECTION 55-8-58. APPLICATION OF PART.

          (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

     The Company's By-Laws provide that the Company shall indemnify and hold harmless its directors and officers of the Company who are also directors or who are designated by the Board of Directors from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by or on behalf of the Company itself, arising out of their status as directors or officers of the Company. The Company shall also indemnify its directors and indemnified officers for their service at the Company's request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Company. The By-Laws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

     The Company's Articles of Incorporation, as amended, contain the following provisions:

          ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to
     (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions), (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term, "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this Article 8.

     The Company has obtained and maintains a policy for directors' and officers' liability insurance. The policy is designed to protect the Company in the event it is required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement omission, or other act done or wrongfully attempted, while acting in their respective capacities as directors or officers of the Company.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER
------
  4.1    Copy of Articles of Incorporation of the Company, filed with the North Carolina
         Secretary of State on December 14, 1993 (filed as Exhibit 2 to the Company's Form
         8-B, filed on March 2, 1994, and incorporated herein by reference).
  4.2    Copy of Certificate of Merger (New York) and Articles of Merger (North Carolina),
         each dated March 1, 1994, evidencing merger of Piedmont Natural Gas Company, Inc., with and into PNG Acquisition Company, with PNG Acquisition Company being renamed
         "Piedmont Natural Gas Company, Inc." (filed as Exhibits 3.2 and 3.1 to the Company's
         Form 8-B, filed March 2, 1994, and incorporated herein by reference).
  4.3    Copy of Indenture, dated as of April 1, 1993, between the Company and Citibank,
         N.A., as Trustee (filed as Exhibit 4.1 to Registration Statement No. 33-60108, filed
         March 25, 1993, and incorporated herein by reference).
  5      Opinion of Martin C. Ruegsegger, Esquire, Corporate Counsel and Secretary for the
         Company, with respect to the legality of the securities being registered.
 23.1    Consent of Martin C. Ruegsegger, Esquire (included in Exhibit 5).
 23.2    Independent Auditors' Consent.
 24      Powers of Attorney.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 20th day of March, 1996.

                                          By:      /s/  JOHN H. MAXHEIM
                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                              TITLE                     DATE
---------------------------------------------   ------------------------   ---------------------
            /s/  JOHN H. MAXHEIM                Director, Chairman of             March 20, 1996
---------------------------------------------     the Board, President
               John H. Maxheim                    and Chief Executive
                                                  Officer

           /s/  DAVID J. DZURICKY               Senior Vice President --          March 20, 1996
---------------------------------------------     Finance (Principal
              David J. Dzuricky                   Financial Officer)

              /s/  BARRY L. GUY                 Vice President and                March 20, 1996
---------------------------------------------     Controller (Principal
                Barry L. Guy                      Accounting Officer)

               JERRY W. AMOS*                   Director
---------------------------------------------
                Jerry W. Amos

              C.M. BUTLER III*                  Director
---------------------------------------------
               C.M. Butler III

             SAM J. DIGIOVANNI*                 Director
---------------------------------------------
              Sam J. DiGiovanni

             JOHN F. MCNAIR III*                Director
---------------------------------------------
             John F. McNair III

              MURIEL W. HELMS*                  Director
---------------------------------------------
               Muriel W. Helms

              NED R. McWHERTER*                 Director
---------------------------------------------
              Ned R. McWherter

         WALTER S. MONTGOMERY, JR.*             Director
---------------------------------------------
          Walter S. Montgomery, Jr.

           DONALD S. RUSSELL, JR.*              Director
---------------------------------------------
           Donald S. Russell, Jr.

            JOHN E. SIMKINS, JR.*               Director
---------------------------------------------
            John E. Simkins, Jr.

*By:     /s/  DAVID J. DZURICKY                                                   March 20, 1996
---------------------------------------------
              David J. Dzuricky
             (Attorney-in-Fact)

                                 EXHIBIT INDEX

EXHIBIT NO.                                     SUBJECT
-----------  -----------------------------------------------------------------------------
     5       Opinion of Martin C. Ruegsegger, Esquire, Corporate Counsel and Secretary to
             the Company, with respect to the legality of the securities registered hereunder.
    23.1     Consent of Martin C. Ruegsegger, Esquire (included in Exhibit 5).
    23.2     Independent Auditors' Consent.
    24       Powers of Attorney.